Exhibit 8.1

[SULLIVAN & CROMWELL LETTERHEAD]

                    , 2007

China Digital TV Holding Co., Ltd.

Jingmeng High-Tech Building B, 4/F

No.5 Shangdi East Road, Haidian District

Beijing 100085, People’s Republic of China

Ladies and Gentlemen:

We have acted as special tax counsel to China Digital TV Holding Co., Ltd (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of              American Depositary Shares, or ADSs, of the Company. We hereby confirm our opinion set forth under the heading “Taxation – United States Federal Income Taxation” in the Prospectus of the Company with respect to the ADSs, which is part of the Company’s Registration Statement on Form F-1 filed on                     , 2007.

We hereby consent to the reference to us in the Prospectus under the caption “Taxation – United States Federal Income Taxation” and the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,